Exhibit 99
NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                Mark Nogal
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces March and First Quarter 2021 Catastrophe Losses

NORTHBROOK, Ill., April 15, 2021 – The Allstate Corporation (NYSE: ALL) today announced estimated pre-tax catastrophe losses for the month of March of $252 million, $54 million after-tax and anticipated reinsurance recoveries.
Catastrophe losses in March comprised six events at an estimated cost of $208 million, plus increased prior period reserve estimates of $44 million. One large wind/hail event accounted for approximately 55% of March estimated catastrophe losses. The nationwide aggregate reinsurance cover will offset $184 million of losses.
Losses before reinsurance, subrogation recoveries and taxes for the first quarter 2021 totaled $1.67 billion, and were partially offset by $1.08 billion in anticipated reinsurance and subrogation recoveries. As a result, 2021 first quarter catastrophe losses are estimated to be $466 million, after-tax.
For additional details related to our catastrophe reinsurance program, please see our Reinsurance Update posted on the Quarterly Results page of www.allstateinvestors.com.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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